UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 29, 2007

CWHEQ Revolving Home Equity Loan Trust, Series 2007-E
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-139891-02

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-139891

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Characteristics of the Subsequent Mortgage Loans*

CWHEQ Revolving Home Equity Loan Trust, Series 2007-E (the “Issuing Entity”) entered into a Sale and Servicing Agreement dated as of May 31, 2007 (the “Sale and Servicing Agreement”), by and among the Company, as the depositor, the Issuing Entity, as the trust, Countrywide Home Loans, Inc., as sponsor and master servicer, and The Bank of New York, as indenture trustee, for, among other things, the conveyance of Mortgage Loans to the Issuing Entity.

On June 29, 2007, the Company transferred the subsequent Mortgage Loans to the Issuing Entity. Exhibit 99.1 hereto describes certain characteristics of the subsequent Mortgage Loans transferred to the Issuing Entity on the Subsequent Closing Date. All characteristics described on Exhibit 99.1 are as of the Subsequent Cut-off Date for each respective subsequent Mortgage Loan.

Section 9.	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Characteristics of the Subsequent Mortgage Loans.

____________________________
*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated May 2, 2007, and the Prospectus Supplement dated May 30, 2007 of CWHEQ, Inc., relating to its Revolving Home Equity Loan Asset Backed Notes, Series 2007-E.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: July 11, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Subsequent Mortgage Loans.